Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-122658, 333-117520, 333-112487 and 333-106991) and S-8 (No. 333-116474, 333-110522, 333-106923, 333-88504, 333-81522 and 333-60640) of Napster, Inc. (formerly known as Roxio Inc.) of our report dated June 8, 2004, except as to discontinued operations in Notes 9, 15 and 16 and subsequent events in Note 18, which are as of March 4, 2005. relating to the financial statements, which appears in this Form 8-K.

/s/  PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 8, 2005